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                                                                    EXHIBIT 11.1

                               IKOS SYSTEMS INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

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                                                   FISCAL YEARS ENDED
                                        -----------------------------------------
                                        SEPTEMBER 27, SEPTEMBER 28, SEPTEMBER 30,
                                            1997          1996          1995
                                        ------------- ------------- -------------
PRIMARY EARNINGS PER SHARE:
Net income............................     $1,395        $2,451        $3,156
                                           ======        ======        ======
Number of shares used in computing per
 share amounts:
  Weighted average common shares
   outstanding........................      8,408         7,383         5,611
  Common equivalent shares
   attributable to stock options
   (treasury stock method)............        519           731           540
                                           ------        ------        ------
Total weighted average common shares
 outstanding..........................      8,927         8,114         6,151
                                           ======        ======        ======
Net income per share..................     $ 0.16        $ 0.30        $ 0.51
                                           ======        ======        ======
FULLY DILUTED EARNINGS PER SHARE:
Net income............................     $1,395        $2,451        $3,156
                                           ======        ======        ======
Number of shares used in computing per
 share amounts:
  Weighted average common shares
   outstanding........................      8,408         7,383         5,611
  Common equivalent shares
   attributable to stock options
   (treasury stock method)............        532           771           592
                                           ------        ------        ------
    Total weighted average common
     shares outstanding...............      8,940         8,154         6,203
                                           ======        ======        ======
Net income per share..................     $ 0.16        $ 0.30        $ 0.51
                                           ======        ======        ======
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